Exhibit 99.1

Selective Reports Fourth Quarter and Year-End 2024 Results

Fourth Quarter Net Income of $1.52 per Diluted Common Share and Non-GAAP Operating Income1 of $1.62 per
Diluted Common Share; Return on Common Equity ("ROE") of 12.7% and Non-GAAP Operating ROE1 of 13.5%

Full Year 2024 ROE of 7.0% and Non-GAAP Operating of ROE1 7.1%

In the fourth quarter of 2024:

•Net premiums written ("NPW") increased 10% from the fourth quarter of 2023;
•The GAAP combined ratio was 98.5%, compared to 93.7% in the fourth quarter of 2023;
•Commercial Lines renewal pure price increases averaged 8.8%, up 1.5 points from 7.3% in the fourth quarter of 2023;
•After-tax net investment income was $97 million, up 24% from the fourth quarter of 2023;
•Book value per common share was $47.99, down 2% from last quarter; and
•Adjusted book value per common share¹ was $52.10, up 3% from last quarter.

Branchville, NJ - January 29, 2025 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the fourth quarter ended December 31, 2024, with net income per diluted common share of $1.52 and non-GAAP operating income1 per diluted common share of $1.62. Return on common equity was 12.7% and non-GAAP operating ROE1 was 13.5%.

For the quarter, Selective reported a combined ratio of 98.5%. Net unfavorable prior year casualty reserve development of $100 million increased the combined ratio by 8.8 points. NPW increased 10% from a year ago driven by renewal pure price increases of 10.7%. Net investment income generated 13.2 points of annualized ROE in the quarter, increasing to $97 million after-tax, up 24% from a year ago.

For the year, Selective reported net income per diluted common share of $3.23 and non-GAAP operating income1 per diluted common share of $3.27. The 2024 combined ratio was 103.0% including prior year casualty reserve strengthening of $311 million, which increased the combined ratio by 7.1 points. NPW increased 12% with renewal pure price increases of 9.5%. After-tax net investment income was $363 million, up 17% from a year ago, and generated 12.8 points of ROE.

“Despite strong investment results, overall financial performance in 2024 did not meet our expectations. Within insurance operations, we delivered solid underlying profitability but took meaningful actions to strengthen casualty reserves in response to social inflation. We also increased Standard Commercial Lines renewal pure pricing, achieving 8.8% in the fourth quarter and 8.3% for the year. We continue to focus on returning our performance to the combination of growth and profitability investors expect of us and we expect of ourselves. With these pricing actions and our ability to manage renewal pure price and retention at a granular level, we are well positioned to capitalize on our competitive strengths. These include our unique field model, the strength of our distribution partner relationships, and our customer experience focus,” said John J. Marchioni, Chairman, President and Chief Executive Officer.

“In 2024, we advanced important strategic initiatives that position Selective for long-term, profitable growth. We exceeded $500 million of NPW in Excess & Surplus Lines, added five states to our Standard Commercial Lines operating footprint, and took significant actions to reposition and drive our Personal Lines business toward improved profitability,” concluded Mr. Marchioni.

Operating Highlights

Consolidated Financial Results	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ and shares in millions, except per share data	2024		2023			2024		2023
Net premiums written	$1,089.6		991.5	10%		$4,630.0		4,134.5	12%
Net premiums earned	1,133.0		1,001.2	13		4,376.4		3,827.6	14
Net investment income earned	122.8		98.6	25		457.1		388.7	18
Net realized and unrealized gains (losses), pre-tax	(8.0)		5.4	(248)		(2.9)		(3.6)	(17)
Total revenues	1,256.4		1,110.7	13		4,861.7		4,232.1	15
Net underwriting income (loss), after-tax	13.3		50.2	(74)		(104.7)		104.9	(200)
Net investment income, after-tax	97.3		78.4	24		362.6		309.5	17
Net income (loss) available to common stockholders	93.2		122.5	(24)		197.8		356.0	(44)
Non-GAAP operating income (loss)[1]	99.6		118.3	(16)		200.1		358.8	(44)
Combined ratio	98.5%		93.7	4.8	pts	103.0%		96.5	6.5	pts
Loss and loss expense ratio	67.8		62.4	5.4		72.3		64.9	7.4
Underwriting expense ratio	30.6		31.1	(0.5)		30.6		31.4	(0.8)
Dividends to policyholders ratio	0.1		0.2	(0.1)		0.1		0.2	(0.1)
Net catastrophe losses	(0.9)	pts	2.5	(3.4)		6.5	pts	6.4	0.1
Non-catastrophe property losses and loss expenses	15.7		17.2	(1.5)		15.6		17.0	(1.4)
(Favorable) unfavorable prior year reserve development on casualty lines	8.8		1.0	7.8		7.1		(0.2)	7.3
Current year casualty loss costs	44.2		41.7	2.5		43.1		41.7	1.4
Net income (loss) available to common stockholders per diluted common share	$1.52		2.01	(24)%		$3.23		5.84	(45)%
Non-GAAP operating income (loss) per diluted common share[1]	1.62		1.94	(16)		3.27		5.89	(44)
Weighted average diluted common shares	61.3		61.0	—		61.3		61.0	1
Book value per common share	$47.99		45.42	6		$47.99		45.42	6
Adjusted book value per common share[1]	52.10		50.03	4		52.10		50.03	4

Overall Insurance Operations

For the fourth quarter, overall NPW increased 10% from a year ago. Average renewal pure price increased 10.7%, up 3.3 points from a year ago. Our 98.5% combined ratio was 4.8 points higher than a year ago. We recorded $100 million of unfavorable prior year casualty reserve development driven by recent accident years in general liability and excess and surplus lines. This was partially offset by lower catastrophe and non-catastrophe property losses and a lower expense ratio. Overall, our insurance segments contributed 1.8 points of ROE in the fourth quarter of 2024.

Standard Commercial Lines Segment

For the fourth quarter, Standard Commercial Lines premiums (representing 76% of total NPW) grew 9% from a year ago. The premium growth reflected average renewal pure price increases of 8.8% and stable retention of 85%. The fourth quarter combined ratio was 100.2%, up 7.1 points from a year ago. This was driven by net unfavorable prior year casualty reserve development of $75 million, partially offset by lower catastrophe and non-catastrophe losses. The fourth quarter 2024 prior year casualty reserve development included unfavorable development of $100 million in general liability. This was partially offset by favorable development of $25 million in workers compensation.

The following table shows the variances in key quarter-to-date and year-to date measures:

Standard Commercial Lines Segment	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2024		2023			2024		2023
Net premiums written	$833.4		764.3	9%		$3,632.1		3,281.3	11%
Net premiums earned	884.6		792.1	12		3,447.6		3,071.8	12
Combined ratio	100.2%		93.1	7.1	pts	104.2%		94.9	9.3	pts
Loss and loss expense ratio	68.5		61.0	7.5		72.5		62.5	10.0
Underwriting expense ratio	31.6		31.9	(0.3)		31.5		32.2	(0.7)
Dividends to policyholders ratio	0.1		0.2	(0.1)		0.2		0.2	—
Net catastrophe losses	(0.9)	pts	2.0	(2.9)		5.3	pts	4.9	0.4
Non-catastrophe property losses and loss expenses	14.0		15.4	(1.4)		13.3		15.0	(1.7)
(Favorable) unfavorable prior year reserve development on casualty lines	8.5		0.6	7.9		8.3		(0.5)	8.8
Current year casualty loss costs	46.9		43.0	3.9		45.6		43.1	2.5

Standard Personal Lines Segment

For the fourth quarter, Standard Personal Lines premiums (representing 10% of total NPW) decreased 3% from a year ago with renewal pure price of 27.3% and higher average policy sizes. Retention was 75%, down 12 points from a year ago, and new business decreased 49% due to deliberate profit improvement actions. The fourth quarter 2024 combined ratio decreased 25.2 points from a year ago to 91.7%. The improvement reflects the benefit of renewal pure price increases in recent quarters, along with lower catastrophe and non-catastrophe property losses.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Standard Personal Lines Segment	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2024		2023			2024		2023
Net premiums written	$103.6		107.0	(3)%		$430.7		414.6	4%
Net premiums earned	107.1		101.0	6		424.9		365.2	16
Combined ratio	91.7%		116.9	(25.2)	pts	109.3%		121.7	(12.4)	pts
Loss and loss expense ratio	67.9		91.7	(23.8)		85.8		96.7	(10.9)
Underwriting expense ratio	23.8		25.2	(1.4)		23.5		25.0	(1.5)
Net catastrophe losses	1.0	pts	9.1	(8.1)		18.8	pts	19.0	(0.2)
Non-catastrophe property losses and loss expenses	36.3		42.4	(6.1)		38.6		43.0	(4.4)
Unfavorable prior year reserve development on casualty lines	4.7		5.0	(0.3)		1.2		3.8	(2.6)
Current year casualty loss costs	25.9		35.2	(9.3)		27.2		30.9	(3.7)

Excess and Surplus Lines Segment

For the fourth quarter, Excess and Surplus Lines premiums (representing 14% of total NPW) increased 27% compared to the prior-year period, driven by new business growth of 29% and average renewal pure price increases of 8.2%. The fourth quarter 2024 combined ratio was 93.1%, up 16.9 points compared to a year ago. Unfavorable prior year casualty reserve development was $20 million, or 14.2 points on the combined ratio, compared to no prior year casualty reserve development a year ago.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Excess and Surplus Lines Segment	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2024		2023			2024		2023
Net premiums written	$152.6		120.2	27%		$567.2		438.6	29%
Net premiums earned	141.3		108.1	31		504.0		390.6	29
Combined ratio	93.1%		76.2	16.9	pts	89.7%		86.0	3.7	pts
Loss and loss expense ratio	63.6		45.9	17.7		59.2		54.3	4.9
Underwriting expense ratio	29.5		30.3	(0.8)		30.5		31.7	(1.2)
Net catastrophe losses	(2.0)	pts	(0.7)	(1.3)		4.6	pts	6.3	(1.7)
Non-catastrophe property losses and loss expenses	10.8		6.8	4.0		11.5		8.2	3.3
(Favorable) prior year reserve development on casualty lines	14.2		—	14.2		4.0		(1.3)	5.3
Current year casualty loss costs	40.6		39.8	0.8		39.1		41.1	(2.0)

Investments Segment

For the fourth quarter, after-tax net investment income of $97 million was up 24% from a year ago. The after-tax income yield averaged 4.0% for the overall and fixed income securities portfolios. With this and invested assets per dollar of common stockholders' equity of $3.31 as of December 31, 2024, net investment income generated 13.2 points of annualized ROE.

Investments Segment	Quarter ended December 31,		Change		Year-to-Date December 31,		Change
$ in millions, except per share data	2024	2023			2024	2023
Net investment income earned, after-tax	$97.3	78.4	24%		$362.6	309.5	17%
Net investment income per common share	1.59	1.29	23		5.92	5.08	17
Effective tax rate	20.7%	20.4	0.3	pts	20.7%	20.4	0.3	pts
Average yields:
Portfolio:
Pre-tax	5.1	4.7	0.4		5.0	4.7	0.3
After-tax	4.0	3.7	0.3		4.0	3.7	0.3
Fixed income securities:
Pre-tax	5.1%	5.1	—	pts	5.0%	4.9	0.1	pts
After-tax	4.0	4.0	—		4.0	3.9	0.1
Annualized ROE contribution	13.2	12.1	1.1		12.8	12.4	0.4

Balance Sheet

$ in millions, except per share data	December 31, 2024	December 31, 2023	Change
Total assets	$13,514.2	11,802.5	15%
Total investments	9,651.3	8,693.7	11
Long-term debt	507.9	503.9	1
Stockholders’ equity	3,120.1	2,954.4	6
Common stockholders' equity	2,920.1	2,754.4	6
Invested assets per dollar of common stockholders’ equity	3.31	3.16	5
Net premiums written to policyholders' surplus	1.60	1.51	6
Book value per common share	47.99	45.42	6
Adjusted book value per common share[1]	52.10	50.03	4
Debt to total capitalization	14.0%	14.6%	(0.6)	pts

Book value per common share increased by $2.57, or 6%, during 2024. The increase was primarily attributable to $3.23 of net income per diluted common share and a $0.47 decrease in after-tax net unrealized losses on our fixed income securities portfolio, partially offset by $1.43 in common stockholder dividends. The decrease in after-tax net unrealized losses on our fixed income securities portfolio was primarily driven by a tightening of credit spreads, partially offset by an increase in interest rates. In the fourth quarter of 2024, the Company did not repurchase any shares of common stock. During 2024, the company repurchased 103,000 shares of common stock at an average price of $84.34 for $8.7 million. Capacity under the existing repurchase authorization was $75.5 million as of December 31, 2024.

Selective's Board of Directors declared:

•    A quarterly cash dividend on common stock of $0.38 per common share that is payable March 3, 2025, to holders of record on February 14, 2025; and
•    A quarterly cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depositary share) payable on March 17, 2025, to holders of record as of February 28, 2025.

Guidance
For 2025, our full-year expectations are as follows:

•A GAAP combined ratio of 96% to 97%, including net catastrophe losses of 6 points. Our combined ratio estimate assumes no prior year casualty reserve development;
•After-tax net investment income of $405 million;
•An overall effective tax rate of 21.5%; and
•Weighted average shares of 61.5 million on a fully diluted basis.

The supplemental investor package, with financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com.

Selective’s quarterly analyst conference call will be simulcast at 8:30 AM ET, on Thursday, January 30, 2025, on www.Selective.com. The webcast will be available for rebroadcast until the close of business on February 28, 2025.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in Forbes Best Midsize Employers in 2024 and certification as a Great Place to Work® in 2024 for the fifth consecutive year. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss) and Certain Other Non-GAAP Measures
Non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, and non-GAAP operating return on common equity differ from net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income (loss). Adjusted book value per common share differs from book value per common share by excluding total after-tax unrealized gains and losses on investments included in accumulated other comprehensive income (loss). These non-GAAP measures are used as important financial measures by management, analysts, and investors, because the timing of realized and unrealized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended to be a substitute for net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss)

$ in millions	Quarter ended December 31,		Year-to-Date December 31,
	2024	2023	2024	2023
Net income (loss) available to common stockholders	$93.2	122.5	197.8	356.0
Net realized and unrealized investment (gains) losses included in net income, before tax	8.0	(5.4)	2.9	3.6
Tax on reconciling items	(1.7)	1.1	(0.6)	(0.7)
Non-GAAP operating income (loss)	$99.6	118.3	200.1	358.8

Reconciliation of Net Income (Loss) Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income (Loss) per Diluted Common Share

	Quarter ended December 31,		Year-to-Date December 31,
	2024	2023	2024	2023
Net income (loss) available to common stockholders per diluted common share	$1.52	2.01	3.23	5.84
Net realized and unrealized investment (gains) losses included in net income, before tax	0.13	(0.09)	0.05	0.06
Tax on reconciling items	(0.03)	0.02	(0.01)	(0.01)
Non-GAAP operating income (loss) per diluted common share	$1.62	1.94	3.27	5.89

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter ended December 31,		Year-to-Date December 31,
	2024	2023	2024	2023
Return on Common Equity	12.7%	18.9	7.0	14.3
Net realized and unrealized investment (gains) losses included in net income, before tax	1.1	(0.8)	0.1	0.1
Tax on reconciling items	(0.3)	0.1	—	—
Non-GAAP Operating Return on Common Equity	13.5%	18.2	7.1	14.4

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter ended December 31,		Year-to-Date December 31,
	2024	2023	2024	2023
Book value per common share	$47.99	45.42	47.99	45.42
Total unrealized investment (gains) losses included in accumulated other comprehensive (loss) income, before tax	5.21	5.83	5.21	5.83
Tax on reconciling items	(1.10)	(1.22)	(1.10)	(1.22)
Adjusted book value per common share	$52.10	50.03	52.10	50.03

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “attribute,” “confident,” “strong,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions; we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt, public equity, or private investment markets that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The development and adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events that may be impacted by climate change, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, political, or judicial rulings, conditions or actions, including the impact of social inflation;
•The significant geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Related to COVID-19, we have successfully defended against payment of COVID-19-related business interruption losses based on our policies' terms, conditions, and exclusions. However, should the highest courts determine otherwise, our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted.
•Ongoing wars and conflicts impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, which influences insurance loss costs, premiums, and investment valuations;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com